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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-08626, No. 333-36093, No. 333-56933, No. 333-87897
and No. 333-49892) pertaining to the Sonus Pharmaceuticals, Inc., Incentive Stock Option, Nonqualified Stock Option, and Restricted Stock Purchase Plan-1991, 1995 Stock Option Plan for Directors, Employee Stock Purchase Plan, 1999 Nonqualified Incentive Plan and 2000 Stock Incentive Plan and to the incorporation by reference in the Registration Statement Form S-3 (no. 333-64966) of our report dated January 18, 2001, with respect to the financial statements of Sonus Pharmaceuticals, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.


                                                          /s/ ERNST & YOUNG, LLP


Seattle, Washington
September 28, 2001